SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2005

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-11230	41-0749934

(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439
(Address of principal executive offices and zip code)

(952) 947-7000
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 2, 2005, Regis Inc., a wholly-owned subsidiary of Regis Corporation (the Company), entered into an operating lease agreement with France Edina, Property, LLC, a North Dakota limited partnership. The lease is related to a 102,448 square foot building, located at 4401 West 76th Street in Edina, Minnesota. The Company will begin to recognize rent expense related to this property upon the date that it obtains the legal right to use and control the property. The original lease term ends on May 31, 2015 and the aggregate amount of lease payments to be made over the original lease term is approximately $9.7 million. The lease agreement includes an option to purchase the property or extend the original term for two successive periods of five years. The lease agreement is filed as Exhibit 99 hereto and incorporated herein by reference.

The information under Item 1.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

EXHIBIT
NUMBER
99	Lease Agreement between Regis Inc. and France Edina, Property, LLP

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: May 6, 2005	By:	/s/ Eric Bakken

Name: Eric Bakken, Title: Secretary

EXHIBIT INDEX

EXHIBIT
NUMBER
99	Lease Agreement between Regis Inc. and France Edina, Property, LLP

3